EXHIBIT 23.1 - CONSENT OF WHELAN, DOERR, PIKE & PAWLEY, PSC INDEPENDENT PUBLIC
               ACCOUNTANTS
________________________________________________________________________________


The Board of Directors
Peoples First Corporation:

We consent to inclusion in the March 10, 1994, Form 8-K of Peoples First Corp-oration, of our report dated November 3, 1993, relating to the consolidated balance sheets of First Kentucky Bancorp, Inc. and Subsidiary as of September 30, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1993.


/s/ Whelan, Doerr, Pike & Pawley, PSC

Elizabethtown, Kentucky
March 23, 1994































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